Exhibit 99.1

FOR RELEASE

March 12, 2020

Acacia Research Reports Fourth Quarter and Full Year 2019 Financial Results

Company Further Rationalizes Expense Structure, Positioning Acacia to

Leverage Strategic Partnership with Starboard Value to Pursue Investment Opportunities

New York, NY – March 12, 2020 - Acacia Research Corporation (“we”, "Acacia" or "the Company") (Nasdaq: ACTG) today reported results for the three and 12-month periods ended December 31, 2019.

Clifford Press, Chief Executive Officer, stated, “We finished 2019 with a substantially expanded capital base, leaner cost structure, and the opportunity to build an exceptional platform for investing in unique transactions. We are gratified that our shareholders strongly endorsed our strategic partnership with Starboard Value, an ideal partner for Acacia as we work to leverage our substantial net tax assets and implement our absolute return investment strategy. We continue to build out our investment team and the opportunity to put this exceptional platform to work is only enhanced by current market conditions.”

Al Tobia, President and Chief Investment Officer, added, “Our next area of focus is to leverage the Starboard partnership to pursue investment opportunities with greater scale and flexibility that can systematically grow Acacia’s book value. As we actively explore a wide range of investment opportunities that include new revenue streams, royalty streams, intellectual property and other undervalued assets, we are prudently managing our cash. Acacia maintains a unique position, with strong capitalization and significant expertise to identify, evaluate, and monetize a wide range of asset classes. We expect 2020 will be a year of growth as we take concrete steps to turn this position, and our relationships, into tangible value.”

Full-Year 2019 Financial Summary:

•	Cash and short-term investments totaled $168.3 million as of December 31, 2019, an increase from $165.5 million as of December 31, 2018.
•	Gross revenues were $11.2 million.
•	General and administrative expenses declined 12.6% as new management rationalized the company’s cost structure, including reducing rent and duplicative salaries.
•	Operating loss was $23.4 million.
•	GAAP net loss to common shareholders was $17.4 million or $(0.35) per basic share.

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Fourth Quarter Financial Summary:

•	Gross revenues were $688,000.
•	Operating loss was $7.4 million.
•	GAAP net income to common shareholders was $327,000 or $0.01 per basic share.

Investor Conference Call:

The Company will host a conference call today, Thursday, March 12, 2020, to discuss these results and provide a business update at 11 a.m. ET/ 8 a.m. PT.

To access the live call, please dial (800) 367-2403 (U.S. and Canada) or (334) 777-6978 (international) and reference conference ID 5163391. The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://acaciaresearch.com under the events and presentations tab. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.

About Acacia Research Corporation

Founded in 1993, Acacia Research Corporation (ACTG) invests in Intellectual Property Assets and partners with inventors and patent owners to realize the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully implement our strategic plan, the ability to successfully build out a new leadership team within a certain timeframe, the ability to streamline financial reporting, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions and the success of our investments. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur from period to period.

Acacia Research Investor Contact:

FNK IR

Rob Fink, 646-809-4048

rob@fnkir.com

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ACACIA RESEARCH CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$57,359	$128,809
Trading securities - debt	93,843	33,642
Trading securities - equity	17,140	3,012
Accounts receivable	511	32,884
Prepaid expenses and other current assets	2,912	3,125
Total current assets	171,765	201,472

Long-term restricted cash	35,000	–
Investment at fair value	1,500	7,459
Other investments	–	8,195
Patents, net of accumulated amortization	7,814	6,587
Leased right-of-use assets	1,264	–
Other non-current assets	818	236
Total assets	$218,161	$223,949

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,765	$3,698
Accrued expenses and other current liabilities	7,265	4,299
Accrued compensation	507	350
Royalties and contingent legal fees payable	2,178	22,688
Total current liabilities	11,715	31,035

Series A warrant liabilities	3,568	–
Series A embedded derivative liabilities	17,974	–
Long-term lease liabilities	1,264	–
Other long-term liabilities	593	1,674
Total liabilities	35,114	32,709

Series A redeemable convertible preferred stock, par value $100 per share; 350,000 shares authorized, issued and outstanding as of December 31, 2019; no shares authorized, issued or outstanding as of December 31, 2018	8,089	–

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 50,370,987 and 49,639,319 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	50	50
Treasury stock, at cost, 2,919,828 shares as of December 31, 2019 and December 31, 2018	(39,272)	(39,272)
Additional paid-in capital	652,003	651,156
Accumulated deficit	(439,656)	(422,541)
Total Acacia Research Corporation stockholders' equity	173,125	189,393

Noncontrolling interests	1,833	1,847

Total stockholders' equity	174,958	191,240

Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$218,161	$223,949

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ACACIA RESEARCH CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018

Revenues	$688	$49,203	$11,246	$131,506

Portfolio operations:
Inventor royalties	192	11,002	4,944	35,168
Contingent legal fees	4	11,756	591	31,501
Patent acquisition expenses	–	–	–	4,000
Litigation and licensing expenses - patents	1,160	1,689	7,803	8,866
Amortization of patents	857	11,560	3,194	27,120
Other portfolio expenses	1,581	400	1,756	2,602
Total portfolio operations	3,794	36,407	18,288	109,257
Net portfolio income (loss)	(3,106)	12,796	(7,042)	22,249
General and administrative expenses	4,328	2,754	16,376	18,728
Impairment of patent-related intangible assets	–	–	–	28,210
Operating income (loss)	(7,434)	10,042	(23,418)	(24,689)

Other income (expense):
Change in fair value of investment, net	277	(5,142)	9,899	(59,103)
Loss on sale of investment	(1,083)	(15,390)	(9,230)	(19,095)
Impairment of other investment	–	–	(8,195)	(1,000)
Gain on disposal of other investment	–	–	2,000	–
Other expense	(32)	(629)	(32)	(629)
Change in fair value of the Series A warrant and embedded derivative	4,518	–	4,518	–
Interest income and other	2,241	149	5,505	847
Total other income (expense)	5,921	(21,012)	4,465	(78,980)

Loss before income taxes	(1,513)	(10,970)	(18,953)	(103,669)

Income tax benefit (expense)	2,147	(397)	1,824	(1,179)

Net income (loss) including noncontrolling interests in subsidiaries	634	(11,367)	(17,129)	(104,848)

Net (income) loss attributable to noncontrolling interests in subsidiaries	–	(2)	14	(181)

Net income (loss) attributable to Acacia Research Corporation	$634	$(11,369)	$(17,115)	$(105,029)

Less: Accretion of redeemable preferred stock	(307)	–	(307)	–
Net income (loss) attributable to common stockholders - basic	$327	$(11,369)	$(17,422)	$(105,029)
Basic net income (loss) per common share	$0.01	$(0.23)	$(0.35)	$(2.10)
Weighted average number of shares outstanding - basic	49,875,750	49,639,172	49,764,002	49,969,062

Add: Accretion of redeemable preferred stock	307	–	307	–
Less: Mark-to-market adjustment for preferred stock embedded derivative	(3,258)	–	(3,258)	–
Net loss attributable to common stockholders - diluted	$(2,624)	$(11,369)	$(20,373)	$(105,029)
Diluted net income (loss) per common share	$(0.05)	$(0.23)	$(0.40)	$(2.10)
Weighted average number of shares outstanding - diluted	54,406,835	49,639,172	50,896,773	49,969,062

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